Exhibit 25

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) [    ]

WACHOVIA BANK, NATIONAL ASSOCIATION
(Exact Name of Trustee as Specified in its Charter)

22-1147033
(I.R.S. Employer Identification No.)

301 S. COLLEGE STREET, CHARLOTTE, NORTH CAROLINA
(Address of Principal Executive Offices)

28288-0630
(Zip Code)

WACHOVIA BANK, NATIONAL ASSOCIATION
1021 E. CARY STREET
RICHMOND, VA 23219
ATTENTION: CORPORATE TRUST ADMINISTRATION
(804) 697-7123
(Name, address and telephone number of Agent for Service)

SINCLAIR BROADCAST GROUP, INC.
(Exact Name of Obligor as Specified in its Charter)

MARYLAND
(State or other jurisdiction of Incorporation or Organization)

52-1494600
(I.R.S. Employer Identification No.)

10706 BEAVER DAM ROAD
HUNT VALLEY, MD
(Address of Principal Executive Offices)

21030
(Zip Code)

CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2018
(Title of Indenture Securities)